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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO.1 TO

                                     FORM S-8


                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933


                          INTEK DIVERSIFIED CORPORATION
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              (Exact name of Registrant as Specified in Its Charter)


              Delaware                              04-2450145
    ------------------------------         -----------------------------
         (State of Incorporation)          (I.R.S. Employer Identification No.)



970 West 190th Street, Suite 720, Torrance, California  90502
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(Address of Principal Executive Office)                          (Zip Code)


               INTEK Diversified Corporation 1994 Stock Option Plan INTEK Diversified Corporation 1994 Directors'Stock Option Plan
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                            (Full Title of the Plans)

David Neibert                                Copy to:
970 West 190th Street, Ste. 720              Steven L. Wasserman, Esq.
Torrance, California 90502                   Kohrman Jackson & Krantz P.L.L.
310/366-7335                                 One Cleveland Center, 20th Floor
-----------------------------------          216/736-7220
(Name, address, telephone number,
 including area code of agent for service)





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     PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

4.3  Amendment No. 1 to INTEK Diversified Corporation 1994 Stock Option Plan.

4.4 Amendment No. 1 to INTEK Diversified Corporation 1994 Directors' Stock Option Plan.


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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 21, 1997.

                                   INTEK DIVERSIFIED CORPORATION

                                   By:  /s/ Edmund Hough
                                      -------------------------------------
                                        Edmund Hough, Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Name                  Title                    Date


/s/ Edmund Hough         Chairman of the Board         February 21, 1997
----------------         and Director
Edmund Hough

/s/ Peter Hilton         Director                      February 21, 1997
----------------
Peter Hilton

/s/ Robert B. Kelly      Director                      February 21, 1997
-------------------
Robert B. Kelly

/s/ David Neibert        Executive Vice President      February 21, 1997
-----------------        and Director
David Neibert

/s/ John G. Simmonds     Director                      February 21, 1997
--------------------
John G. Simmonds

/s/ Steven L. Wasserman  Secretary and Director        February 21, 1997
-----------------------
Steven L. Wasserman

/s/ D. Gregg Marston     Interim Chief Financial       February 21, 1997
--------------------
Gregg Marston
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                              EXHIBIT INDEX


4.3  Amendment No. 1 to INTEK Diversified Corporation 1994 Stock Option Plan.

4.4 Amendment No. 1 to INTEK Diversified Corporation 1994 Directors' Stock Option Plan.